UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8‑K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 15, 2017 (November 21, 2017)

Commission File Number 0-8084

Connecticut Water Service, Inc.
(Exact name of registrant as specified in its charter)

Connecticut (State or other jurisdiction of incorporation or organization)	06-0739839 (I.R.S. Employer Identification No.)

93 West Main Street, Clinton, CT (Address of principal executive office)	06413 (Zip Code)

(860) 669-8636
(Registrant’s telephone number, including area code)

Not Applicable
(Former name, address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company         ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.            ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Amended and Restated SERP Agreements

On November 15, 2017, the Board of Directors (“Board”) of Connecticut Water Service, Inc., a Connecticut corporation (the “Company”), approved amended and restated supplemental executive retirement (“SERP”) agreements by and between The Connecticut Water Company, a wholly-owned subsidiary of CWS (“CWC”) with each of (1) David C. Benoit, Interim President and Chief Executive Officer, Senior Vice President, Chief Financial Officer and Treasurer; (2) Maureen P. Westbrook, Vice President – Customer and Regulatory Affairs; (3) Peter J. Bancroft – Assistant Treasurer and Director Rates – Forecasting; and (4) Kristen A. Johnson, Vice President – Human Resources and Corporate Secretary (individually, an “Executive”; together, the “Executives”).

The new SERP agreements replace the original agreements originally entered into with the Executives in January 2008. The principal terms of the SERP Agreements are summarized on page 56 of the Company’s definitive proxy statement dated March 30, 2017.

The new SERP agreements now provide that if the Executive undergoes a “separation from service” with CWC either without cause (as defined in each Executive’s employment agreement) or due to Executive’s death or disability at any time before the attainment of age 62, the Executive’s supplemental retirement benefit under the SERP will generally be treated as if the “separation from service” occurred after the Executive attained age 62 in two respects: (1) the Executive’s supplemental retirement benefit will not be reduced by an early retirement factor and (2) the components of compensation used to calculate average earnings for purposes of the supplemental retirement benefit will be consistent with the components used following a “separation from service” after attaining age 62.

The above summary is qualified by reference in its entirety to the Form of Amended and Restated SERP Agreement, a copy of which is attached hereto as Exhibit 10.1 and is hereby incorporated by reference herein.

Salary Adjustment for Interim President and Chief Executive Officer

On September 28, 2017, David C. Benoit, the Company’s then-Senior Vice President – Finance, Chief Financial Officer and Treasurer, was appointed by the Board to serve as the CWS’s interim President and Chief Executive Officer.

The Board has considered what additional compensation to provide to Mr. Benoit in recognition of his additional duties as Interim President and CEO of the Company. Accordingly, on November 15, 2017, the Board approved an increase to Mr. Benoit’s annual base salary from $325,760 to $400,000 effective as of September 28, 2017.

Item 9.01    Financial Statements and Exhibits

The following document is filed herewith as an exhibit hereto:

(d) Exhibits

10.1	Form of Amended and Restated Supplemental Executive Retirement Agreement by and between The Connecticut Water Company and specified officers, is filed herewith.

EXHIBIT INDEX

Exhibit No.	Description
10.1	Form of Amended and Restated Supplemental Executive Retirement Agreement, by and between The Connecticut Water Company and specified officers, is filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Connecticut Water Service, Inc. (Registrant)
Date: November 21, 2017	By: /s/ David C. Benoit David C. Benoit Interim President and Chief Executive Officer, Senior Vice President – Finance, Chief Financial Officer and Treasurer